                                                                     EXHIBIT 7.0

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement"), dated as of December 17, 1997, is by and between Environmental Safeguards, Inc., a Nevada corporation
("Company"), and            *             (the "Holder").
                 ------------------------
                               W I T N E S E T H:
                               - - - - - - - - -

     WHEREAS, the Company has entered into a Purchase Agreement dated December 17, 1997 (the "Purchase Agreement"), pursuant to which it has offered and sold shares of its Series B Convertible Preferred Stock (the "Preferred Stock") to certain participants thereto; and

     WHEREAS, the Company has sold shares of its Preferred Stock to the Holder pursuant to the Purchase Agreement; and

     WHEREAS, the shares of Preferred Stock purchased by Holder are convertible into shares of the Company's common stock, $0.001 par value per share ("Common Stock"); and

     WHEREAS, in connection with Holder's purchase of the Preferred Stock, the Company agreed to grant certain registration rights in respect of the shares of Common Stock underlying the Preferred Stock (the "Shares").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE ONE
                              REGISTRATION RIGHTS

     Section 1.1  Registration Rights Available.  The Company agrees to provide
                  -----------------------------
Holder and its transferees or distributees (collectively the "Holders") with the following registration rights with respect to the Shares and any other securities issued or issuable at any time or from time to time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the "Registered Shares") (a) two rights to demand registration in a secondary offering by means of shelf registration under Rule 415 of the Securities Act of 1933, as amended (the "Act"), and (b) "piggyback" registration in a firm commitment underwritten offering of Company securities, all subject to the rights and limitations of the provisions of this Agreement (the rights to two demand and unlimited piggyback registrations granted hereunder are referred to herein as "Registration Rights").

     Section 1.2  Demand Registration.
                  -------------------

     (a) Subject to the restrictions of Section 1.2(b) below, upon the written request of at least a majority of the Holders of the Preferred Stock requesting that the Company effect a registration under the Act and specifying the intended method of distribution thereof, the Company shall promptly use its best efforts to file with the Securities and Exchange Commission

(the "Commission") and cause to become effective as soon as practicable thereafter, a Registration Statement on an appropriate form relating to the offer and sale of the Registered Shares by the Holders. The Company shall promptly give written notice of such requested registration to all Holders of record of shares of Preferred Stock which were purchased in connection with the Purchase Agreement. The Registration Statement will include the Registered Shares, all other shares for which written notice was given by the Company which are requested to be included by the Holders thereof by written notice to the Company within 15 days of the giving of written notice by the Company and may include shares of common stock other than the foregoing, either for the Company's account or for the account of other selling shareholders. The Company shall not be obligated to effect more than two registrations on behalf of the Holders under this Section 1.2.

     (b) The Company shall not be required to file any registration statement pursuant to Section 1.1(a): (i) when the Company is engaged in discussions with an underwriter concerning a contemplated underwritten public offering of its securities and the managing underwriter thereof has advised Holders in writing that such filing would have a material adverse effect on the contemplated offering; (ii) if the Company is engaged in negotiations in respect of an acquisition or financing transaction and, in the good faith judgment of the Board of Directors such transaction would be adversely affected by the filing of the Registration Statement, provided clause (i) and (ii) shall not delay the Company's obligations under this Section beyond 90 days after completion of the contemplated offering or financing or notice of cancellation of such contemplated offering or financing; or (iii) if the Company is in the possession of material nonpublic information the disclosure of which, in the good faith judgment of the Company's board of directors, would materially adversely affect or materially interfere with its business; provided, however, that if the Company's obligation to file a registration statement under this Section is tolled by reason of one of the preceding clauses (i) - (iii) and a registration request is made hereunder during such time, the Company shall promptly notify Holder when the Company is able to file a registration statement without conflicting with clauses (i) - (iii) above.

     Section 1.3  Piggyback Registration.  With respect to Holders rights to
                  ----------------------
piggyback registration in a firm commitment underwriting of the Company securities pursuant to Section 1.1 (b), the parties agree as follows:

     (a) Pursuant to Section 1.1(b), the Company will (i) promptly give to Holders written notice of any registration relating to a firm commitment public offering of the Company's securities; and (ii) include in such registration, and in the underwriting involved therein, all the Registered Shares specified in Holders written request delivered in accordance with Section 6.1 herein within 15 days after the date of such written notice from the Company.

     (b) The right of the Holders to registration pursuant to Section 1.1(b) shall be conditioned upon Holders participation in such underwriting, and the inclusion of the Registered Shares in the underwriting shall be limited to the extent provided herein. The Holders proposing to distribute its securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registered Shares that may be included in the registration and underwriting provided, however, the Holders shall have priority rights to piggy-back
--------- --------
registration over any and all other persons. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date. Any Registered Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

     Section 1.4  Exception to Registration.  The Company shall not be required
                  -------------------------
to effect a registration under this Article One if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to Holders, such Holders may sell without registration under the Act all Registered Shares which it requested registration under the provisions of the Act and in the manner and in the quantity in which the Registered Shares were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect.

                                  ARTICLE TWO
                            REGISTRATION PROCEDURES

     Section 2.1 Registration Obligations. In performing its obligations under
                 ------------------------
Article One to register the Registered Shares, Company will, subject to the limitations provided herein, as expeditiously as possible:

   (a) prepare and file with the Commission the Registration Statement and use its best efforts to cause such registration to become and remain effective for the term specified herein;

   (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective in accordance with the terms of this Agreement and to comply with the provisions of the Act with respect to the disposition of all Registered Shares covered by the Registration Statement;

   (c) furnish to the Holder one conformed copy of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), one copy of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Act, and such other documents, as the Holder may reasonably request;

   (d) use its best efforts to (i) register or qualify the Registered Shares under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, (ii) keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and (iii) take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registered Shares in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.1(d) be obligated to be so qualified, to consent to general service of process in any such jurisdiction, or to take any such action which would impose unreasonable expense on the Company;

   (e) notify the Holders at any time when a Prospectus relating to the Shares is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and prepare and furnish to the Holders one copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

   (f) provide and cause to be maintained a transfer agent for the Common Stock from and after a date not later than the effective date of the Registration Statement;

   (g) properly notify any securities exchange on which any of the Company's Common Stock is listed of the registration of any of the Registered Shares, and use its best efforts to satisfy all prerequisites and regulations of any such exchange relating to the trading of such Registered Shares on such exchange; and

   (h) make available for inspection by the Holders, and any one attorney, accountant or other agent retained by the Holders of Registered Shares, as a group, (the "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspector are confidential shall not be disclosed by the Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, the Holders agree that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

   Section 2.2   Registration Obligations of Holder.  As a condition to the
                 ----------------------------------
Company performing
its obligations under Article One to register the Registered Shares, the Holder will, as expeditiously as possible:

   (a) furnish the Company in writing such information regarding the Holder, the Registered Shares and other securities of the Company held by the Holder, and the distribution of such Registered Shares as the Company may from time to time reasonably request in writing. If the Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude the Holder's Registered Shares from the Registration Statement if the Company provides the Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and the Holder thereafter continues to withhold such information.

   (b) agree to promptly notify the Company as and when any Registered Shares are sold and when the Holder elects to terminate all further offers and sales of Shares pursuant to the Registration Statement.

   (c) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e), the Holder will forthwith discontinue the Holder's disposition of the Registered Shares pursuant to the Registration Statement until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the current Prospectus at the time of receipt of such notice.

   Section 2.3 Expenses.  All expenses incident to the Company's performance of
               --------
its obligations under this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities and Blue Sky laws, printing expenses, fees and disbursements of the Company's counsel, independent certified public accountants, and other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Holders shall be responsible for all selling fees, expenses, discounts and commissions relating to the Registered Shares and for the fees and expenses of counsel and other persons engaged by the Holders (as well as any costs for any interim audit if requested by the Holder pursuant to
Section 1.2(b)).

                                 ARTICLE THREE
                             REPORTING REQUIREMENTS

   With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registered Shares to the public without registration, the Company agrees to use its best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) take such further action as any Holder may reasonably request, to the extent

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

required from time to time to enable such Holder to sell the Registered Shares without registration under the Act pursuant to the exemptions provided by Rule 144 or any similar rule or regulation adopted by the Commission.

                                  ARTICLE FOUR
              LIMITATIONS ON REGISTRATION RIGHTS TO OTHER PARTIES

   From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of shares sought to be included by Holder or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company. The foregoing limitation shall not apply to registration rights previously granted by the Company pursuant to its Confidential Private Placement Memorandum dated September 18, 1996.

                                  ARTICLE FIVE
                                INDEMNIFICATION

   Section 5.1  Indemnification by the Company.  In the event of any
                ------------------------------
registration of the Shares under the Act, the Company agrees to indemnify and hold harmless Holder and each other person who participates as an underwriter in the offering or sale of such securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which Holder or underwriter may become subject under the Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holder's Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company by the Holder expressly for use in the preparation thereof, and provided,
                                                                --------
further, that the Company shall not be liable to any person who participates as
-------
an underwriter in the offering or sale of Registered Shares or any other person, if any, who controls such underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registered Shares to such person if such statement or omission was corrected in such Prospectus so long as such Prospectus, and any amendments or supplements thereto, have been furnished to such underwriter in sufficient numbers and in a timely manner to permit distribution thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and shall survive the transfer of the Registered Shares by Holder.

   Section 5.2  Indemnification by Holder. In the event of any registration of
                -------------------------
the Registered Shares under the Act, the Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by the Holder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registered Shares by Holder.

   Section 5.3  Notices of Claims, etc.  Promptly after receipt by an
                ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article Five, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article Five, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

   Section 5.4  Indemnification Payments.  The indemnification required by this
                ------------------------
Article Five shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                  ARTICLE SIX
                                 MISCELLANEOUS

   Section 6.1 Notices.  All notices required or permitted herein must be in
               -------
writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, on the first business day following delivery to an air courier, if sent by overnight air courier guaranteeing next day delivery, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

                 ENVIRONMENTAL SAFEGUARDS, INC.
                 2600 South Loop West, Suite 645
                 Houston, Texas  77054
                 Attn:  James S. Percell, President
                 Telephone No. 713-641-3838
                 Facsimile No: 713-641-0756

                 With a copy to:
                 ---------------
                  Axelrod, Smith & Kirshbaum
                 5300 Memorial Drive, Suite 700
                 Houston, TX  77007
                 Attn:  Robert Axelrod
                 Telephone No.: 713-861-1996
                 Facsimile No.:  713-552-0202


                 HOLDER

                 c/o Cahill, Warnock & Company
                 One South Street, Suite 2150
                 Baltimore, Maryland 21202
                 Attn: David L. Warnock
                 Telephone No.: 410-895-3800
                 Facsimile No.: 410-895-3805

                 With a copy to:
                 --------------

                 Wilmer, Cutler & Pickering
                 100 Light Street
                 Baltimore, Maryland 21202
                 Attn: George P. Stamas, Esq.
                 Telephone No.: 410-986-2800
                 Facsimile No.: 410-986-2828

   Section 6.2  Term of the Agreement.  This Agreement shall terminate with
                ---------------------
respect to Holder on the earlier to occur of (i) all of the Registered Shares having been registered as provided in Article One or (ii) two years after the Preferred Stock is converted in full; provided, however, that the provisions of Article One shall not terminate if Holder makes a registration request pursuant to this Agreement which request is currently tolled by reason of one of the clauses (i) - (iv) in Section 1.2(b), but shall terminate 30 days after notice of the suspension of such tolling shall have been given to Holder.

   Section 6.3  Mergers, Etc.   The Company shall not, directly or indirectly,
                -------------
enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for this purpose references hereunder to "Registered Shares" shall be deemed to be references to the securities that the Holders would be entitled to receive in exchange for Registered Shares under any such merger, consolidation, or reorganization.

   Section 6.4   Entire Agreement.  This Agreement contains and constitutes the
                 ----------------
entire agreement between and among the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. This instrument is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto.

   Section 6.5  Binding Effect.  This Agreement shall be binding on and
                --------------
enforceable by the Holder and by the Company and its successors. No transferee of Registered Shares shall acquire any rights under this Agreement except with the written consent of the Company, which may be withheld for any reason. In the event the Company is a party to a merger or consolidation in a transaction in which the Registered Shares are converted into equity securities of another entity, then the Company shall cause such other entity to assume the Company's obligations under this Agreement such that this Agreement shall apply to the equity securities received by the Holder in exchange for the Registered Shares, unless such equity securities are, upon receipt and without further action by the Holder, readily salable without registration under the Act.

   Section 6.6  Construction.  This Agreement shall be construed, enforced and
                ------------
governed in accordance with the laws of the State of Texas. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

   Section 6.7  Amendments and Waivers.  The provisions of this Agreement may
                ----------------------
not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless agreed to in writing by both the Company and the Holder.

   Section 6.8  Severability.  Whenever possible, each provision of this
                ------------
Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

   Section 6.9   Successors and Assigns.  Except as otherwise provided herein,
                 ----------------------
the provisions shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

   Section 6.10  Counterparts.  This Agreement may be executed in any number of
                 ------------
Counterparts and by the parties hereto in separate Counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates shown below.

   HOLDER:

                 *
----------------------------------

                                                     *
                                    ------------------------------------------
                                                    Date

    COMPANY:        ENVIRONMENTAL SAFEGUARDS, INC.


                               By:                   *
                                    ------------------------------------------
                                           James S. Percell,  President

                                             *
                               __________________________________________
                                             Date

                               * executed registration rights agreement will be provided upon request.